As filed with the Securities and Exchange Commission on April 21, 1999
                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                    THE FIRST AMERICAN FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                 California                           95-1068610
       (State or Other Jurisdiction of               (I.R.S. Employer
       Incorporation or Organization)                Identification No.)

                              114 East Fifth Street
                        Santa Ana, California 92701-4699
                    (Address of Principal Executive Offices)
                                ----------------

         THE FIRST AMERICAN FINANCIAL CORPORATION 1996 STOCK OPTION PLAN
                            (Full title of the plan)
                                ----------------

              Mark R Arnesen, Esq.                           (Copy to)
                    Secretary                           Neil W. Rust, Esq.
    The First American Financial Corporation               White & Case
              114 East Fifth Street                    633 West Fifth Street
           Santa Ana, California 92701             Los Angeles, California 90071
                 (714) 558-3211                           (213) 620-7700
          (Name, Address and Telephone
          Number of Agent For Service)

                                ----------------

                                               CALCULATION OF REGISTRATION FEE
--------------------------------------- ----------------------- -------------------- ------------------- -----------------
                                                                                          Proposed
                                                                     Proposed             Maximum
                                                Amount                Maximum            Aggregate          Amount Of
         Title of Securities                    To Be             Offering Price          Offering         Registration
           To Be Registered                 Registered (1)         Per Share (2)         Price (2)           Fee (3)
======================================= ======================= ==================== =================== =================
    common shares, $1.00 par value         3,000,000 shares         $14.7814            $44,346,000        $12,328.19
======================================= ======================= ==================== =================== =================

    (1)  In  accordance  with  Rule 429  under the  Securities  Act of 1933,  as amended  (the  "Act"),  the  prospectus  included in this  Registration
         Statement is a combined  prospectus  which also relates to Registration
         Statement No. 333-19065  pursuant to which 5,625,000 common shares have previously  been  registered  (after  accounting  for the  Registrant's
         3-for-2  stock  split  which  occurred  on  January  15,  1998  and the
         Registrant's  3-for-1  stock split  which  occurred on July 17, 1998 in accordance  with  Rule  416  under  the  Act).  A  registration  fee of
         $12,298.86 with respect to such previously registered common shares has
         already  been  paid.  This   Registration   Statement  also  covers  an
         indeterminate number of common shares that may be issuable by reason of stock splits,  stock  dividends or similar  transactions  in accordance with Rule 416 under the Act.

    (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Act, based on the average of the high and low prices of the Common stock registered on the New York Stock Exchange as of April 16, 1999.

    (3)  Computed  in  accordance  with Section  6(b) of the Act by  multiplying
         0.000278 by the proposed maximum aggregate offering price.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The Registrant hereby states that the documents listed in (1), (2) and
(3) below are incorporated by reference in this Registration Statement and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     (1)  Annual  Report on Form 10-K for the  fiscal  year ended  December  31,
          1998.

     (2) The description of First American's Common shares, $1.00 par value, contained in its Registration Statement on Form 8-A, dated November 19, 1993, which registers the shares under Section 12(b) of the Exchange Act.

     (3) The description of Rights to Purchase Series A Junior Participating Preferred Shares, which may be transferred with First American's Common shares, contained in its Registration Statement on Form 8-A, dated November 7, 1997, which registers the rights under Section 12(b) of the Exchange Act.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

          Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

          The California indemnification statute set forth in Section 317 of the California Corporations Code (noted above) is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

          The Restated Articles of Incorporation of the Registrant provide that:
"The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of this provision is to exculpate directors from any liability to the Registrant, or anyone claiming on the Registrant's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of the Registrant to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

          The Bylaws of the Registrant provide that, subject to certain qualifications, "(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through
(iv) above shall apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of the Registrant:
Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Chief Financial Officer, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of the Registrant means any person appointed to serve on the Registrant's board of directors either by its shareholders or by the remaining board members.

          Each of the Registrant's 1996 Stock Option Plan, 1997 Directors' Stock Plan, 401(k) Savings Plan, Pension Plan, Pension Restoration Plan and Employee Profit and Stock Ownership Plan (for purposes of this paragraph, each individually, the "Plan") provides that, subject to certain conditions, the Registrant may, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any Affiliate), each member of the committee charged with administering the Plan, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Registrant's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

          The Registrant's Deferred Compensation Plan (for purposes of this paragraph, the "Plan") provides that, "To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law."

          Each of the Registrant's Management Supplemental Benefit Plan and Executive Supplemental Benefit Plan (for purposes of this paragraph, each individually, the "Plan") provides that, subject to certain conditions, the Registrant may, through the purchase of insurance or otherwise, indemnify and hold harmless, to the extent permitted by law, the members of the Board of Directors and any other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys fees) incurred by such parties in performing their duties and responsibilities under the Plan, provided that such party or parties were not guilty of willful misconduct.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

     4.1. Description of the Registrant's capital stock in Article Sixth of the Restated Articles of Incorporation of The First American Financial Corporation, incorporated by reference to Exhibit 3.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 dated July 28, 1998.

     4.2. Rights Agreement, incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A dated November 7, 1997.

     4.3. The First  American  Financial  Corporation  1996 Stock  Option  Plan,
          incorporated   by   reference   to  Exhibit  4  of  the   Registrant's
          Registration Statement on Form S-8 dated December 31, 1996.

     4.4. Amendment No. 1 to The First American Financial Corporation 1996 Stock Option Plan.

     4.5. Amendment No. 2 to The First American Financial Corporation 1996 Stock Option Plan.

     4.6. Amendment No. 3 to The First American Financial Corporation 1996 Stock Option Plan.

     5.   Opinion of White & Case LLP regarding legality.

     23.1. Consent of PricewaterhouseCoopers.

     23.2. Consent of White & Case LLP (contained in Exhibit 5).

     24.  Power of Attorney.

Item 9.   Undertakings.

          A. Rule 415 Offering. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Securities and Exchange Commission Position on Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 21st day of April, 1999.

                                   THE FIRST AMERICAN FINANCIAL
                                   CORPORATION



                                   By:/s/  Parker S. Kennedy
                                       ------------------------------
                                       Parker S. Kennedy, President
                                       (Principal Executive Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         Date: April 21, 1999       By:/s/  D.P. Kennedy
                                        ------------------------------
                                        D.P. Kennedy, Chairman and Director



         Date: April 21, 1999       By:/s/  Parker S. Kennedy
                                        ------------------------------
                                        Parker S. Kennedy, President
                                          and Director



         Date: April 21, 1999        By:/s/  Thomas A. Klemens
                                         -----------------------------
                                         Thomas A. Klemens, Executive Vice
                                         President, Chief Financial
                                           Officer, (Principal Financial
                                           and Accounting Officer)




          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Date: April 21, 1999         By: /s/ George L. Argyros                *
                                          --------------------------------------
                                          George L. Argyros, Director

         Date:                        By:
                                          --------------------------------------
                                          Gary J. Beban, Director

         Date: April 21, 1999         By: /s/ J. David Chatham                 *
                                          --------------------------------------
                                          J. David Chatham, Director

         Date: April 21, 1999         By: /s/ William G. Davis                 *
                                          --------------------------------------
                                          William G. Davis, Director

         Date: April 21, 1999         By: /s/ James L. Doti                    *
                                          --------------------------------------
                                          James L. Doti, Director

         Date: April 21, 1999         By: /s/ Lewis W. Douglas, Jr.            *
                                          --------------------------------------
                                          Lewis W. Douglas, Jr., Director

         Date: April 21, 1999         By: /s/ Paul B. Fay, Jr.                 *
                                          --------------------------------------
                                          Paul B. Fay, Jr., Director

         Date:                        By:
                                          --------------------------------------
                                          Anthony R. Moiso, Director

         Date:                        By:
                                          --------------------------------------
                                          Frank O'Bryan, Director

         Date: April 21, 1999         By: /s/ Roslyn B. Payne                  *
                                          --------------------------------------
                                          Roslyn B. Payne, Director

         Date:                        By:
                                          --------------------------------------
                                          D. Van Skilling, Director

         Date: April 21, 1999          By: /s/ Virginia Ueberroth              *
                                           -------------------------------------
                                           Virginia Ueberroth, Director

*By:/s/ Mark R Arnesen
    ---------------------------
    Mark R Arnesen
    Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number                     Description

4.1. Description of the Registrant's capital stock in Article Sixth of the Restated Articles of Incorporation of The First American Financial Corporation, incorporated by reference to Exhibit 3.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 dated July 28, 1998.

4.2. Rights Agreement, incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A dated November 7, 1997.

4.3.      The First  American  Financial  Corporation  1996 Stock  Option  Plan,
          incorporated   by   reference   to  Exhibit  4  of  the   Registrant's
          Registration Statement on Form S-8 dated December 31, 1996.

4.4. Amendment No. 1 to The First American Financial Corporation 1996 Stock Option Plan.

4.5. Amendment No. 2 to The First American Financial Corporation 1996 Stock Option Plan.

4.6. Amendment No. 3 to The First American Financial Corporation 1996 Stock Option Plan.

5.        Opinion of White & Case LLP regarding legality.

23.1.     Consent of PricewaterhouseCoopers.

23.2.     Consent of White & Case LLP (contained in Exhibit 5).

24.       Power of Attorney.